LIMITED POWER OF ATTORNEY

         Know all men by these presents, that the undersigned does hereby make, constitute and appoint James R. Fisher and Alexis S. Oster, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned in the undersigned's individual capacity to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to: (i) Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), including without limitation, Schedule 13D, Schedule 14G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.



                                                /s/ Jeffrey J. Dailey
                                            ------------------------------
                                            Name: Jeffrey J. Dailey


Date: February 3, 2004